Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the first quarter ended march 31, 2017; exceeds previous provided eps guidance

Company Reports First Quarter EPS of $0.13; Exceeds Previous Announced 2017 First Quarter EPS Guidance of Between $0.08 and $0.10

Company to Hold Conference Call Tuesday, May 16, 2017, at 8:30 AM ET

FUZHOU, China, May 15, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its first quarter ended March 31, 2017.

The Company's recent notable events are as follows:

●	March 15, 2017: The Company announced that it will enter the consumer food market in that its invested entity has begun development of a new processing factory in Pingtan Comprehensive Experimental Area, Fujian, PRC.

●	March 29, 2017: The Company announced it has expanded its fleet through the purchase of 5 internationally licensed vessels, including 1 refrigerated transport vessel and 4 squid jigging vessels, from Fuzhou Honglong Ocean Fishery Co., Ltd.

●	April 13, 2017: The Company announced a quarterly cash dividend of $0.01 per ordinary share outstanding, payable in cash on or about May 15, 2017 to shareholders of record on April 30, 2017. This marks the tenth consecutive quarterly dividend paid by Pingtan. The Company intends to continue paying a cash dividend on a quarterly basis, and expects to adjust its quarterly dividend rate in accordance to its earnings performance.

●	May 12, 2017: The Company announced it has taken a second step to enter the consumer food market, and has signed a tripartite framework agreement with Shanghai City Supermarket Co., Ltd and Shenzhen Honglicun Restaurant Co., Ltd to provide its fish products.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We were pleased to deliver strong operating and financial results, as our previous deployed fishing vessels have begun to harvest a steady stream of fish and we have exceeded our previously provided first quarter EPS guidance of between $0.08 and $0.10 with EPS of $0.13. In the first quarter, as a result of our team’s continued unremitting efforts, Pingtan has achieved two major success towards entering the food consumer market. The first major step is that the company in which we have an equity investment has finally begun construction of a fish processing factory in Pingtan Comprehensive Experimental Area of Fujian Province and we expect that construction will be completed in 2018. The processing factory  will be used for cold storage, processing and distribution of the deep ocean fish landings of Pingtan's vessels. Secondly, we recently announced that Pingtan has signed a tripartite framework agreement with 2 major companies to enter directly the e-commerce and restaurant chain. This marks the introduction for Pingtan brand products to be sold through a major e-commerce platform to consumers across China, and will allow us to expand more into the South China region and cooperate with a major catering business. We are convinced that the rapid growth of the Chinese market demand will drive us to move forward to become a large integrated fishery enterprise.”

Pingtan Marine Enterprise, Ltd.	Page 2
May 15, 2017

Factors Affecting Pingtan’s Results of Operation – The Indonesian government's moratorium on fishing licenses renewals:

As previously disclosed in our Forms 10-K and 10-Q filed since 2015, in early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy, such as boat seizures. To cooperate and comply with the Indonesian government’s fishing license check procedures, the Company reduced its operations in January 2015. Since February 2015, Pingtan has ceased operations of its vessels in Indonesian waters. Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process, although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

In the meantime, the Company deployed 13 vessels to the Indo-Pacific waters and 2 squid jigging vessels to the international waters of Southwest Atlantic and Southeast Pacific Oceans in the second half of fiscal 2016. In the first quarter of 2017, the Company deployed 4 longline fishing vessels, 2 squid jigging vessels and 1 refrigerated transport vessel to international waters, and expects to deploy 2 more squid jigging vessels after regular maintenance.

Among the Company’s 140 vessels, 13 are operating in Indo-Pacific waters; 12 are operating in the Bay of Bengal in India; 9 are operating in international waters, 2 will be deployed to international waters after regular maintenance and the remaining vessels are licensed to operate in the Arafura Sea in Indonesia but are temporarily not operating due to the moratorium discussed above.

First Quarter 2017 Financial Highlights (all results are compared to prior year period)

●	As a result of increase in the Company’s fishing vessels put in operation, revenue increased 37.6% to $5.66 million from $4.12 million.

●	Gross profit was $63,333 compared to gross loss of $3.31 million.

●	Net income attributable to owners of the Company was $9.92 million, or $0.13 per basic and diluted share, compared to net loss attributable to owners of the Company of $5.10 million, or ($0.06) per basic and diluted share. The increase was primarily due to the same reasons described above.

First Quarter 2017 Selected Financial Highlights

($ in millions, except shares and per share)	Three Months ended March 31,
	2017	2016
Fishing Business
Revenue	$5.7	$4.1
Cost of Revenue	5.6	7.4
Gross Profit (Loss)	0.1	(3.3)
Gross Margin	1.1%	(80.5)%

Net Income (Loss)	10.8	(5.5)
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$0.13	$(0.06)

Pingtan Marine Enterprise, Ltd.	Page 3
May 15, 2017

Balance Sheet Highlights

($ in millions, except for book value per share)	3/31/2017	12/31/2016

Cash and Cash Equivalents	$0.6	$0.8
Total Current Assets	38.5	60.8
Total Assets	213.5	226.5
Total Current Liabilities	70.2	64.9
Total Long-term Debt, net of current portion	22.0	21.9
Total Liabilities	92.1	86.8
Shareholders’ Equity	121.3	139.7
Total Liabilities and Shareholders’ Equity	213.5	226.5
Book Value Per Share (in $)	$1.53	$1.77

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business for the three months ended March 31, 2017 was $5.66 million, an increase of $1.54 million, or 37.6%, from $4.12 million for the same period in 2016.

The increase was primarily due to an increase in sales volume resulting from business expansion of more fishing vessels put in operation, as well as an increase in average unit sale price from the different sales mix.

Gross Margin

The Company’s gross margin was 1.1% for the three months ended March 31, 2017, compared to (80.5)% in the prior year period.

The increase was primarily due to a significant decrease in unit cost of fish resulting from the increase in fishing activities by deploying more fishing vessels into operation.

Pingtan Marine Enterprise, Ltd.	Page 4
May 15, 2017

Selling Expenses

For the three months ended March 31, 2017, selling expenses for the fishing business was $0.39 million compared to $0.34 million in the prior year period.

General & Administrative Expenses

For the three months ended March 31, 2017, general and administrative expenses for the fishing business was $1.09 million, compared to $1.47 million in the prior year period.

Net Income (Loss) Attributable to Owners of the Company

Net income attributable to owners of the Company for the three months ended March 31, 2017 was $9.92 million, or $0.13 per basic and diluted share, compared to net loss attributable to owners of the Company of $5.10 million, or $(0.06) per basic and diluted share, in the same period of 2016. The increase was primarily due to the reasons described above.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call Tuesday, May 16, 2017 – 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310

Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q1-2017 . This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Pingtan Marine Enterprise, Ltd.	Page 5
May 15, 2017

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, expectations to continue paying quarterly cash dividends and recognizing sales and commencing fishing activities in the first quarter of 2017. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income; construction delays, cost overruns and inability to obtain proper permits for the processing factory; inability to sell products to the end-customer at the levels anticipated; and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q. . Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

ryu@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 6
May 15, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES UNAUDITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2017	2016
REVENUE	$5,661,140	$4,115,098

COST OF REVENUE	5,597,807	7,427,810

GROSS PROFIT (LOSS)	63,333	(3,312,712)
OPERATING EXPENSES:
Selling	388,718	343,020
General and administrative	1,087,872	1,467,471

Total Operating Expenses	1,476,590	1,810,491

LOSS FROM OPERATIONS	(1,413,257)	(5,123,203)

OTHER INCOME (EXPENSE):
Interest income	147,383	2,367
Interest expense	(703,076)	(522,265)
Foreign currency transaction gain	98,451	20,797
Grant income	12,719,275	154,447
Loss on equity method investment	(6,252)	(10,316)
Other expense	-	(264)

Total Other Income (Expense), net	12,255,781	(355,234)

INCOME (LOSS) BEFORE INCOME TAXES	10,842,524	(5,478,437)

INCOME TAXES	-	413

NET INCOME (LOSS)	$10,842,524	$(5,478,850)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	922,370	(378,471)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$9,920,154	$(5,100,379)

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	10,842,524	(5,478,850)
OTHER COMPREHENSIVE GAIN
Unrealized foreign currency translation gain	641,048	879,423
COMPREHENSIVE INCOME (LOSS)	$11,483,572	$(4,599,427)
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	973,026	(309,448)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$10,510,546	$(4,289,979)

NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted	$0.13	$(0.06)

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd.	Page 7
May 15, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$571,305	$820,396
Restricted cash	3,362,660	2,911,922
Accounts receivable, net of allowance for doubtful accounts	11,215,424	11,322,726
Inventories, net of reserve for inventories	16,829,601	8,811,111
Advances to suppliers	2,508,289	3,969,351
Prepaid expenses	-	8,145
Prepaid expenses - related party	1,126,753	522,337
Other receivables	2,142,573	31,835,456
Other receivables - related party	705,296	639,917
Total Current Assets	38,461,901	60,841,361
OTHER ASSETS:
Cost method investment	3,043,787	3,027,245
Equity method investment	28,932,614	28,493,273
Prepayment for long-term assets	10,964,418	11,913,912
Property, plant and equipment, net	132,050,274	122,196,594
Total Other Assets	174,991,093	165,631,024
Total Assets	$213,452,994	$226,472,385
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$949,344	$916,737
Accounts payable - related parties	4,452,059	2,560,760
Short-term bank loans	23,578,267	21,554,636
Long-term bank loans - current portion	17,393,069	17,298,544
Accrued liabilities and other payables	5,757,308	4,399,536
Accrued liabilities and other payables - related party	16,856,783	18,147,152
Due to related parties	1,203,354	43,354
Total Current Liabilities	70,190,184	64,920,719
OTHER LIABILITIES:
Long-term bank loans - non-current portion	21,958,749	21,839,412
Total Liabilities	92,148,933	86,760,131
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at March 31, 2017 and December 31, 2016)	79,055	79,055
Additional paid-in capital	81,906,871	111,008,085
Retained earnings	26,567,818	17,438,215
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(12,288,659)	(12,879,051)
Total equity attributable to owners of the company	105,656,912	125,038,131
Non-controlling interest	15,647,149	14,674,123
Total Shareholders' Equity	121,304,061	139,712,254
Total Liabilities and Shareholders' Equity	$213,452,994	$226,472,385

Pingtan Marine Enterprise, Ltd.	Page 8
May 15, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,842,524	$(5,478,850)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation	2,112,525	1,682,985
Increase in allowance for doubtful accounts	96,399	277,982
Increase in reserve for inventories	277,017	1,550,335
Loss on equity method investment	6,252	10,316
Changes in operating assets and liabilities:
Accounts receivable	73,099	3,406,211
Inventories	(8,262,638)	(2,967,993)
Advances to suppliers	1,485,594	170,802
Prepaid expenses	8,205	1,266
Prepaid expenses - related party	(602,715)	1,860,757
Other receivables	29,923,685	(17)
Other receivables - related party	-	(97)
Accounts payable	27,651	(37,895)
Accounts payable - related parties	1,880,905	656,067
Accrued liabilities and other payables	677,512	(507,011)
Accrued liabilities and other payables - related party	(18,281,290)	-
Due to related parties	(20,000)	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	20,244,725	624,858

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,763,774)	(113,479)
Payment made for acquisition of fishing vessels from related party	(12,252,689)	-
Prepayments made for long-term assets	-	(20,108,663)
Payments for equity method investment	(290,440)	-
Proceeds from transferring equity method investment share	-	15,291,759

NET CASH USED IN INVESTING ACTIVITIES	(22,306,903)	(4,930,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	5,100,335	3,156,505
Repayments of short-term bank loans	(3,190,832)	(7,214,044)
Increase in restricted cash	(435,660)	(611,670)
Advances from related parties	1,180,000	200,000
Payments made for dividend	(790,551)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,863,292	(4,469,209)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(50,205)	(90,453)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(249,091)	(8,865,187)

CASH AND CASH EQUIVALENTS - beginning of period	820,396	11,448,684

CASH AND CASH EQUIVALENTS - end of period	$571,305	$2,583,497

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$587,221	$556,138
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$1,016,541	$10,551,314
Property and equipment acquired on credit as payable	$658,827	$-
Fishing vessels acquired on credit as payable - related party	$16,889,095	$-
Offset other receivables - related parties against due to related parties	$-	$1,560,000